Exhibit 10.5

2019 Frank Lubin Bonus Compensation Plan

On-target bonus compensation for 2019 shall be 35% of salary. 75% of the on-target bonus will be a cash component based upon the percentage of 2019 budgeted EBITDA achieved. 25% of the on-target bonus will be a discretionary award of Restricted Stock Units (RSUs) from the 2015 Omnibus Incentive Plan, as amended, based on the percentage completion of the targets listed in Appendix A.

For the avoidance of doubt, if the on-target bonus were $75,000, and all targets are achieved, then:

●	$56,250 would be the cash component
●	$18,750 would be the value of the RSUs awarded

The percentage payout for the cash component will be based on the percentage of EBITDA target achieved in the following table:

Budgeted EBITDA Loss	Percentage of EBITDA Target	Minimum Additional EBITDA	Percentage of On-Target Bonus Paid
	Less than 90%		0%
	90% - 94.99%	$ {229,889.00}	25%
	95% - 99.99%	$ {114,944.50}	90%
$ {2,298,890}	100% - 104.99%	$ -	100%
	105% - 109.99%	$ 114,944.50	105%
	110% - 114.99%	$ 229,889.00	110%
	115% - 119.99%	$ 344,833.50	115%
	120% - 124.99%	$ 459,778.00	125%
	125% - 129.99%	$ 574,722.50	150%
	130% and Greater	$ 689,667.00	175%

	On-Target
	Indicates EBITDA Positive in Q4 2019

All EBITDA targets are net of the bonus expense.

●	The EBITDA will be determined by Management as part of the 2019 year-end close with final determination to be made by the Board
●	The bonus amount will be confirmed by the board no later than the March 2020 Board meeting, payable on the next payroll date.
●	The executive team member must be an active employee on the date of payment in order to receive the bonus

Signature	/s/ Frank P. Lubin	Date May 1, 2019

Intellicheck, Inc – Company Confidential

Appendix A

Frank Lubin

1.	Break Retail ID online, Retail ID Web and Retail ID Photo Upload into 3 application verticals to increase throughput, isolate by application to increase stability and capacity by 09/01/19
2.	Deploy build systems to the cloud to automate builds to perform static code analysis by 10/1/19
3.	Define build and release pipelines for IDCheck Web Service, Retail ID On-line and Retail ID Web to implement continuous integration 10/01/19

Intellicheck, Inc – Company Confidential